CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 8, 2018, relating to the financial statements and financial highlights, which appears in Putnam Europe Equity Fund’s Annual Report on Form N-CSR for the year ended June 30, 2018. We also consent to the references to us under the headings "Representations and warranties of Acquired Fund" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2019